Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

Almost Family Reports First Quarter 2013 Results

Louisville, KY, May 7, 2013 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three months ended March 31, 2013.

First Quarter Highlights:
•	Net service revenues of $87 million for the quarter
•	Net income was $3.2 million, or $0.35 per diluted share
•	Visiting Nurse segment net revenues were $68 million, on 1% admission growth overall

Comments on Results
William Yarmuth, Chief Executive Officer, commented on the results: “All things considered we’re pleased with our results for the first quarter.  Given the impact of sequestration and fewer business days than the first quarter of 2012, we are pleased with the positive total admission growth our VN Segment achieved.   We continue to have the utmost confidence in our ability to grow long term both organically and through acquisition and remain well positioned to capitalize on the opportunities we see ahead of us.”

First Quarter Financial Results
Almost Family reported net service revenues for the first quarter of $86.9 million, a 3.4% decrease from $90.0 million reported in the first quarter of 2012, primarily as a result of fewer calendar days as 2012 was a leap year and the VN segment’s Medicare Advantage shift and Medicare rate cut.  The change in certain Medicare Advantage contracts that now pay on a per visit versus episodic basis reduced revenue by $1.0 million and earnings per diluted share by $0.06, while the partial impact of the 2% sequestration, which is effective for episodes ended after March 31, 2013, lowered revenue by $0.3 million and earnings per share by $0.02.

Net income for the first quarter of 2013 was $3.2 million, or $0.35 per diluted share, down from first quarter of 2012 net income of $4.9 million, or $0.53 per diluted share.

The effective tax rate was approximately 36.9% in the first quarter of 2013, which declined from the 38.0% for the first quarter of 2012 due primarily to one-time benefit resulting from the January 2, 2013 retroactive extension of the Work Opportunity Tax Credit.

Almost Family Reports First Quarter 2013 Results

May 7, 2013

First Quarter Segment Results
VN segment first quarter results include fewer calendar days, the change of certain Medicare Advantage payors to per visit reimbursement, as well as the unfavorable impact of sequestration.  As a result, VN segment first quarter net service revenues declined 4% to $68.0 million, from $70.7 million in the first quarter of 2012, while operating income before corporate expenses for the first quarter of 2013 declined to $8.2 million from $11.0 million reported for the first quarter of 2012.  Medicare admissions grew 1%, all organic.

Personal Care (PC) segment net service revenues declined slightly to $18.9 million in the first quarter of 2013 from $19.2 million in 2012, due to a 5% decline in volumes partially driven by fewer calendar days which was partially offset by changes in mix of business.  As a result, operating income before unallocated corporate expenses decreased 19% or $0.5 million to $2.0 million.

Conference Call
A conference call to review the results will begin at 11:00 a.m. ET on May 7, 2013, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, President and Principal Financial Officer. To participate in the conference call, please dial 1-877-407-4018 (USA) or 1-201-689-8471 (International).  In addition, a dial-up replay of the conference call will be available beginning May 7, 2013 at 2:00 p.m. ET and ending on May 21, 2013. The replay telephone number is 1-877-870-5176 (USA) or 1-858-384-5517 (International). Passcode 414093.  A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning May 7, 2013 at approximately 2:00 p.m. ET and will remain available until June 7, 2013.

Almost Family Reports First Quarter 2013 Results

May 7, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Net service revenues	$86,858	$89,950
Cost of service revenues (excluding depreciation & amortization)	46,320	45,759
Gross margin	40,538	44,191
General and administrative expenses:
Salaries and benefits	24,757	25,289
Other	10,617	10,904
Total general and administrative expenses	35,374	36,193
Operating income	5,164	7,998
Interest expense, net	(18)	(38)
Income before income taxes	5,146	7,960
Income tax expense	(1,899)	(3,028)
Net income	$3,247	$4,932

Per share amounts-basic:
Average shares outstanding	9,254	9,268
Net income	$0.35	$0.53

Per share amounts-diluted:
Average shares outstanding	9,338	9,334
Net income	$0.35	$0.53

Almost Family Reports First Quarter 2013 Results

May 7, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2013
ASSETS	(UNAUDITED)	December 31, 2012
CURRENT ASSETS:
Cash and cash equivalents	$34,636	$26,120
Accounts receivable - net	49,415	49,971
Prepaid expenses and other current assets	5,349	7,021
Deferred tax assets	7,055	6,580
TOTAL CURRENT ASSETS	96,455	89,692

PROPERTY AND EQUIPMENT - NET	5,526	5,401
GOODWILL	133,418	133,418
OTHER INTANGIBLE ASSETS	19,944	19,967
OTHER ASSETS	730	781
	$256,073	$249,259

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,849	$4,599
Accrued other liabilities	23,492	21,874
Current portion of notes payable	625	625
TOTAL CURRENT LIABILITIES	29,966	27,098

LONG-TERM LIABILITIES:
Notes payable	500	500
Deferred tax liabilities	17,351	16,785
Other liabilities	407	561
TOTAL LONG-TERM LIABILITIES	18,258	17,846
TOTAL LIABILITIES	48,224	44,944

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,447 and 9,421
issued and outstanding	944	942
Treasury stock, at cost, 91 and 91 shares of common stock	(2,320)	(2,320)
Additional paid-in capital	102,230	101,945
Retained earnings	106,995	103,748
TOTAL STOCKHOLDERS' EQUITY	207,849	204,315
	$256,073	$249,259

Almost Family Reports First Quarter 2013 Results

May 7, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Year Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$3,247	$4,932
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	635	622
Provision for uncollectible accounts	1,118	1,020
Stock-based compensation	287	361
Deferred income taxes	90	222
	5,377	7,157
Change in certain net assets and liabilities, net of the effects of acquisitions:
(Increase) decrease in:
Accounts receivable	(562)	(4,226)
Prepaid expenses and other current assets	1,625	(198)
Other assets	52	34
(Decrease) increase in:
Accounts payable and accrued expenses	2,714	3,236
Net cash provided by operating activities	9,206	6,003
Cash flows from investing activities:
Capital expenditures	(690)	(496)
Net cash used in investing activities	(690)	(496)
Cash flows from financing activities:
Purchase of common stock in connection with share awards	-	(1,821)
Tax benefit from stock-based compensation	-	(87)
Net cash used in financing activities	-	(1,908)
Net change in cash and cash equivalents	8,516	3,599
Cash and cash equivalents at beginning of period	26,120	33,693
Cash and cash equivalents at end of period	$34,636	$37,292

Almost Family Reports First Quarter 2013 Results

May 7, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$67,956	78.2%	$70,704	78.6%	$(2,748)	-3.9%
Personal Care	18,902	21.8%	19,246	21.4%	(344)	-1.8%
	86,858	100.0%	89,950	100.0%	(3,092)	-3.4%
Operating income before corporate expenses:
Visiting Nurse	8,226	12.1%	11,012	15.6%	(2,786)	-25.3%
Personal Care	1,998	10.6%	2,458	12.8%	(460)	-18.7%
	10,224	11.8%	13,470	15.0%	(3,246)	-24.1%
Corporate expenses	5,060	5.8%	5,472	6.1%	(412)	-7.5%
Operating income	5,164	5.9%	7,998	8.9%	(2,834)	-35.4%
Interest expense, net	(18)	0.0%	(38)	0.0%	20	-52.6%
Income tax expense	(1,899)	-2.2%	(3,028)	-3.4%	1,129	-37.3%
Net income	$3,247	3.7%	$4,932	5.5%	$(1,685)	-34.2%

EBITDA	$6,086	7.0%	$8,981	10.0%	$(2,895)	-32.2%

Almost Family Reports First Quarter 2013 Results

May 7, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended March 31,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	105		110		(5)	-4.5%

All payors:
Patients months	55,696		55,202		494	0.9%
Admissions	16,528		16,396		132	0.8%
Billable visits	480,466		480,118		348	0.1%

Medicare:
Admissions (1)	15,203	92%	15,075	92%	128	0.8%
Revenue (in thousands)	$63,137	93%	$65,525	93%	$(2,388)	-3.6%
Revenue per admission	$4,153		$4,347		$(194)	-4.5%
Billable visits (1)	405,942	84%	399,645	83%	6,297	1.6%
Recertifications	8,172		8,493		(321)	-3.8%
Payor mix % of Admissions
Traditional Medicare Episodic	90.8%		91.8%		-1.1%
Replacement Plans Paid Episodically	2.7%		5.1%		-2.4%
Replacement Plans Paid Per Visit	6.5%		3.1%		3.5%

Non-Medicare:
Admissions (1)	1,325	8%	1,321	8%	4	0.3%
Revenue (in thousands)	$4,819	7%	$5,179	7%	$(360)	-6.9%
Revenue per admission	$3,637		$3,920		$(283)	-7.2%
Billable visits (1)	74,524	16%	80,473	17%	(5,949)	-7.4%
Recertifications	1,446		1,521		(75)	-4.9%
Payor mix % of Admissions
Medicaid & other governmental	36.0%		42.2%		-6.3%
Private payors	64.0%		57.8%		6.3%

(1) Percentages pertain to percentage of total admissions or total billable visits, as applicable.

PERSONAL CARE OPERATING METRICS

	Three Months Ended March 31,
	2013		2012		Change
	Amount		Amount		Amount	%
Average number of locations	61		60		1	1.7%

Admissions	1,089		1,075		14	1.3%
Patient months of care	17,339		16,996		343	2.0%
Patient days of care	257,226		250,366		6,860	2.7%
Billable hours	1,017,388		1,074,313		(56,925)	-5.3%
Revenue per billable hour	$18.58		$17.91		$0.66	3.7%

Almost Family Reports First Quarter 2013 Results

May 7, 2013

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA
Earnings before interest, income taxes, depreciation and amortization (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months Ended March 31,
	2013	2012
Net income	$3,247	$4,932
Add back:
Interest expense	18	38
Income tax expense	1,899	3,028
Depreciation and amortization	635	622
Amortization of stock-based compensation	287	361
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$6,086	$8,981

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing and personal care services with locations in Florida, Ohio, Kentucky, Connecticut, New Jersey, Massachusetts, Missouri, Illinois, Alabama, Pennsylvania and Indiana (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment.  Altogether, Almost Family operates over 160 branch locations in 11 U.S. states.

Almost Family Reports First Quarter 2013 Results

May 7, 2013

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or first party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other first-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2012, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.